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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Innoveda, Inc. on Form S-8 of our report dated February 2, 2001, relating to the consolidated financial statements of Innoveda Inc. (which expresses an unqualified opinion and includes an explanatory paragraph referring to the basis of presentation discussed in Note 1 to the consolidated financial statements), appearing in the Annual Report on Form 10-K of Innoveda, Inc. for the year ended December 30, 2000.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 13, 2001